As filed with the United States Securities and Exchange Commission on November 3, 2016
Registration No. 333-144368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144368

UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

VIASYS Healthcare Inc. Equity Incentive Plan
(Full title of the plan)

Jessica L. Mayer
Senior Vice President, Deputy General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement on Form S-8 No. 333-144368 of Cardinal Health, Inc. (the “Registrant”). The Registrant is filing this Post-Effective Amendment relating to the employee benefit plan listed on the cover page of this Form S-8, which has expired, solely to deregister any and all securities previously registered under the Registration Statement with respect to such plan that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement with respect to such plan.
Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 3, 2016.

CARDINAL HEALTH, INC.

By:	/s/ Jessica L. Mayer
Jessica L. Mayer
Senior Vice President, Deputy General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (principal executive officer)	November 3, 2016
George S. Barrett

*	Chief Financial Officer (principal financial officer)	November 3, 2016
Michael C. Kaufmann

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	November 3, 2016
Stuart G. Laws

*	Director	November 3, 2016
David J. Anderson

*	Director	November 3, 2016
Colleen F. Arnold

*	Director	November 3, 2016
Carrie S. Cox

*	Director	November 3, 2016
Calvin Darden

*	Director	November 3, 2016
Bruce L. Downey

*	Director	November 3, 2016
Patricia A. Hemingway Hall

*	Director	November 3, 2016
Clayton M. Jones

*	Director	November 3, 2016
Gregory B. Kenny

*	Director	November 3, 2016
Nancy Killefer

*	Director	November 3, 2016
David P. King

* By:	/s/ Jessica L. Mayer
Name:	Jessica L. Mayer
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

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